CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of SkyLynx Communications, Inc. (the "Company") on Form 10-KSB/A-1 for the year ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), we, Gary L. Brown, President and Chief Executive Officer of the Company, and Daniel J. Sullivan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary L. Brown
Gary L. Brown, President and Chief
Executive Officer
December 2, 2004

/s/ Daniel J. Sullivan
Daniel J. Sullivan, Chief Financial
Officer
December 2, 2004